FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Series Number	11
Fund	Fidelity Short-Intermediate Municipal Income Fund
Trade Date	7/13/12
Settle Date	7/20/12
Security Name	NY MTA TRANSP 5% 11/15/21
CUSIP	59259YRW1
Price	120.85
Transaction Value	$ 2,942,697.50
Class Size	$ 131,880,000.00
% of Offering	1.85%
Underwriter Purchased From	Jefferies
Underwriting Members: (1)	Jefferies
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	BB&T Capital Markets
Underwriting Members: (4)	BofA Merrill Lynch
Underwriting Members: (5)	Citigroup
Underwriting Members: (6)	Duncan-Williams Inc.
Underwriting Members: (7)	Edward Jones
Underwriting Members: (8)	Fidelity Capital Markets
Underwriting Members: (9)	FirstSouthwest
Underwriting Members: (10)	Goldman, Sachs & Co
Underwriting Members: (11)	J.P. Morgan
Underwriting Members: (12)	Loop Capital Markets, LLC
Underwriting Members: (13)	M.R. Beal & Company
Underwriting Members: (14)	Morgan Stanley
Underwriting Members: (15)	Piper Jaffray & Co
Underwriting Members: (16)	Ramirez & Co., Inc
Underwriting Members: (17)	Raymond James Morgan Keegan
Underwriting Members: (18)	RBC Capital Markets
Underwriting Members: (19)	Rice Financial Products Company
Underwriting Members: (20)	Roosevelt & Cross, Incorporated
Underwriting Members: (21)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (22)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (23)	TD Securities (USA) LLC
Underwriting Members: (24)	Wells Fargo Securities